Exhibit 99.1
FHLBANK TOPEKA ANNOUNCES THIRD QUARTER 2015 OPERATING RESULTS

October 29, 2015 - FHLBank Topeka (FHLBank) announces its third quarter 2015 operating results. FHLBank is reporting net income computed in accordance with U.S. generally accepted accounting principles (GAAP) of $15.0 million and $28.6 million for the three months ended September 30, 2015 and 2014, respectively. For the nine months ended September 30, 2015 and 2014, FHLBank is reporting net income of $72.7 million and $79.5 million, respectively. Other operating highlights from the quarter are presented below. FHLBank expects to file its Form 10-Q for the quarter ended September 30, 2015 with the Securities and Exchange Commission (SEC) on or about November 5, 2015.

President’s Comments
“We are pleased to announce continued outstanding financial performance through the third quarter,” said Andrew J. Jetter, president and CEO of FHLBank Topeka. “Besides having allowed for strong dividends while building retained earnings, our financial performance has also allowed us to make significant contributions to our Affordable Housing Program. Since 1990, every FHLBank has supported affordable housing by contributing 10 percent of its annual net income to help fund affordable multi-family rental projects and homeownership for low and very-low income families. During that time, total combined awards by all the FHLBanks exceeded $4.8 billion, and FHLBank Topeka awarded more than $210 million through 10,000 grants in Kansas, Nebraska, Oklahoma and Colorado. This year we are proud to celebrate 25 years of offering the Affordable Housing Program, which has helped families and individuals have safe, affordable places to call home.”

Operating Highlights

•
A significant widening in the interest rate swap curve relative to mortgage rates led to large fair value losses on many of our economic derivatives when compared to the gains recorded on the swapped multi-family mortgage-backed securities recorded as trading securities. The combination of these gains and losses recorded in other income accounts for the majority of the decline in net income for the third quarter of 2015;

▪
Net interest income increased $5.1 million, or 9.1 percent from the third quarter of 2014 to the same quarter of 2015 and increased $8.1 million or 4.9 percent for the nine months ended September 30, 2015 compared to the nine months ended September 30, 2014 in conjunction with the growth in advances;

▪
Net interest margin declined for both the three- and nine-month periods in 2015 primarily due to asset growth in lower-yielding advance products as well as an increase in mortgage loan premium amortization due to higher levels of prepayments. The declines were partially offset in both periods by an increase in higher-yielding investment securities and a shift in our consolidated obligations from longer term bonds to short term discount notes, which bear lower rates.

▪	Improvement in credit quality was the primary driver of the $0.5 million decrease in the allowance for credit losses on mortgage loans for the third quarter of 2015;

▪	Total assets increased $8.9 billion, or 24.2 percent, from December 31, 2014 to September 30, 2015, primarily due to a significant increase in advances;

▪
The average balance of advances increased $7.4 billion, or 36.0 percent, from the third quarter of 2014 to the same quarter of 2015. Average advances have increased each quarter since the second quarter of 2014; and

▪	We paid a 6.0 percent dividend on Class B Common stock for the current quarter, which equates to a reduction of approximately 27 basis points in the total cost of advances for our members.

GAAP Income
Net interest income, FHLBank’s largest source of income, increased 9.1 percent for the quarter ended September 30, 2015 compared to the quarter ended September 30, 2014, although net income decreased $13.6 million over the same period. As indicated previously, this decrease was driven by widening spreads on economic interest rate swaps versus multi-family mortgage-backed securities recorded as trading securities. Net interest income also increased for the nine months ended September 30, 2015 compared to the nine months ended September 30, 2014, by 4.9 percent, despite the $6.8 million decrease in net income over the same period which was similarly driven by fair value fluctuations related to economic derivatives and trading securities. The increases in net interest income for the three- and nine-month periods in 2015 were driven by advance growth, primarily in our lower-yielding line of credit advances. The increase in net interest income for the same periods was also a result of recent purchases of higher yielding investment securities. Return on equity (ROE) declined for both periods, as ROE was 2.91 percent for the current quarter compared to 6.93 percent for the prior year quarter, and 5.08 percent for the current nine-month period compared to 6.36 percent for the prior year. The decline in net income coupled with the growth in advances and associated capital was dilutive to ROE for both periods.

Adjusted Income and Adjusted Return on Equity (ROE)
FHLBank’s adjusted income, a non-GAAP financial measure, which excludes fair value changes in derivatives and trading securities as well as prepayment fees on terminated advances, increased slightly for the three- and nine-month periods ended September 30, 2015 compared to the same periods in the prior year. The increase in both periods was due to increased adjusted net interest income , including net interest settlements on derivatives not qualifying for hedge accounting. These increases were mostly offset however by higher compensation and benefits in the same periods. Comparative adjusted income for the three and nine months ended September 30, 2015 and 2014 is calculated as follows:

	Three Months Ended		Nine Months Ended
	09/30/2015	09/30/2014	09/30/2015	09/30/2014
Calculation of Adjusted Income:	(Amounts in thousands) Unaudited		(Amounts in thousands) Unaudited
Net Income, as reported under GAAP for the period	$15,006	$28,624	$72,687	$79,471
Affordable Housing Program (AHP) assessments	1,669	3,181	8,080	8,833
Income before AHP assessments	16,675	31,805	80,767	88,304
Derivative-related and other excluded items[1]	19,162	3,730	26,505	18,466
Adjusted income (a non-GAAP measure)	$35,837	$35,535	$107,272	$106,770

[1]
Consists of fair value changes on derivatives and hedging activities (excludes net interest settlements on derivatives not qualifying for hedge accounting) and trading securities as well as prepayment fees on terminated advances.

Adjusted income is used by management to evaluate the quality of its ongoing earnings. FHLBank management believes that the presentation of income as measured for management purposes enhances the understanding of FHLBank’s performance by highlighting its underlying results and profitability. Since FHLBank is primarily a “hold-to-maturity” investor and does not trade derivatives, management believes that adjusted income and ROE based upon adjusted income (adjusted ROE, a non-GAAP measure) are helpful in understanding its operating results and provide a meaningful period-to-period comparison. By removing volatility created by fair value fluctuations and items such as prepayment fees, FHLBank can compare longer-term trends in earnings that might otherwise be indeterminable.

Although we calculate our non-GAAP financial measures consistently from period to period using appropriate GAAP components, non-GAAP financial measures are not required to be uniformly applied and are not audited. These non-GAAP measures are frequently used by FHLBank’s stakeholders in the evaluation of our performance, but they have limitations as analytical tools and should not be considered in isolation or as a substitute for analyses of results as reported under GAAP.

FHLBank uses a comparison of adjusted ROE to the average overnight Federal funds rate as a key measure of effective utilization and management of members’ capital. The decrease in adjusted ROE between the three- and nine-month comparative periods is mostly a function of increases in average capital and advances for the current year periods. Adjusted ROE spread for the three and nine months ended September 30, 2015 and 2014 is calculated as follows:

	Three Months Ended		Nine Months Ended
	09/30/2015	09/30/2014	09/30/2015	09/30/2014
Calculation of Adjusted ROE Spread:	(Dollar amounts in thousands) Unaudited		(Dollar amounts in thousands) Unaudited
Average GAAP total capital for the period	$2,048,665	$1,637,802	$1,914,919	$1,669,445
ROE, based upon GAAP net income	2.91%	6.93%	5.08%	6.36%
Adjusted ROE, based upon adjusted income	6.94%	8.61%	7.49%	8.55%
Average overnight Federal funds effective rate	0.14%	0.09%	0.13%	0.08%
Adjusted ROE as a spread to average overnight Federal funds effective rate	6.80%	8.52%	7.36%	8.47%

Housing and Community Development Programs
FHLBank Topeka is pleased to provide nearly $10.5 million in grants through our Affordable Housing Program (AHP) for 2015. AHP helps FHLBank members provide financing for the purchase, construction or rehabilitation of housing that is affordable to very low-, low- and moderate income households. The 22 successful projects, scoring highest among 88 submitted applications, impact 848 owner-occupied and 419 rental housing units. The complete list of projects selected in 2015 can be found on FHLBank’s website (www.fhlbtopeka.com).

Attached are highlights of FHLBank’s financial position as of September 30, 2015 and 2014 and highlights of the results of operations for the three and nine months ended on those dates. FHLBank’s Form 10-Q for the quarter ended September 30, 2015 will be available on the SEC website (www.sec.gov), as well as FHLBank’s website (www.fhlbtopeka.com), as soon as FHLBank files the Form 10-Q with the SEC on or about November 5, 2015.

The information contained in this announcement contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements describing the objectives, projections, estimates or future predictions of FHLBank’s operations. These statements may be identified by the use of forward-looking terminology such as “anticipate,” “believe,” “may,” “is likely,” “could,” “estimate,” “expect,” “will,” “intend,” “probable,” “project,” “should” or their negatives or other variations on these terms. FHLBank cautions that by their nature forward-looking statements involve risk or uncertainty and that actual results may differ materially from those expressed in any forward-looking statements as a result of such risks and uncertainties, including but not limited to: governmental actions, including legislative, regulatory, judicial or other developments that affect FHLBank, its members, counterparties or investors, housing government-sponsored enterprises, or the FHLBank System in general; changes in economic and market conditions, including conditions in the mortgage, housing and capital markets; changes in the U.S. government’s long-term debt rating and the long-term credit rating of the senior unsecured debt issues of the FHLBank System; changes in demand for FHLBank products and services or consolidated obligations of the FHLBank System; effects of derivative accounting treatment and other accounting rule requirements; the effects of amortization/accretion; gains/losses on derivatives or on trading investments and the ability to enter into effective derivative instruments on acceptable terms; volatility of market prices, interest rates and indices and the timing and volume of market activity; changes in FHLBank’s capital structure; membership changes, including changes resulting from member failures or mergers, changes in the principal place of business of members or changes in the Federal Housing Finance Agency regulations on membership standards; our ability to declare dividends or to pay dividends at rates consistent with past practices; soundness of other financial institutions, including FHLBank members, nonmember borrowers, counterparties, and the other FHLBanks; changes in the value or liquidity of collateral underlying advances to FHLBank members or nonmember borrowers or collateral pledged by reverse repurchase and derivative counterparties; changes in the fair value and economic value of, impairment of, and risks associated with FHLBank’s investments in mortgage loans and mortgage-backed securities or other assets and the related credit enhancement protections; competitive forces, including competition for loan demand, purchases of mortgage loans and access to funding; the ability of FHLBank to keep pace with technological changes and the ability to develop and support technology and information systems, including the ability to securely access the internet and internet-based systems and services, sufficient to effectively manage the risks of FHLBank's business; the ability of FHLBank to introduce new products and services to meet market demand and to manage successfully the risks associated with new products and services; the ability of each of the other FHLBanks to repay the principal and interest on consolidated obligations for which it is the primary obligor and with respect to which FHLBank has joint and several liability; and the volume and quality of eligible mortgage loans originated and sold by participating members to FHLBank through its various mortgage finance products. Additional risks that might cause FHLBank’s results to differ from these forward-looking statements are provided in detail in FHLBank’s filings with the SEC, which are available at www.sec.gov.

All forward-looking statements contained in this announcement are expressly qualified in their entirety by this cautionary notice. The reader should not place undue reliance on such forward-looking statements, since the statements speak only as of the date that they are made, and FHLBank has no obligation and does not undertake publicly to update, revise or correct any forward-looking statement for any reason.

FHLBANK TOPEKA
Financial Highlights (unaudited)

Selected Financial Data (dollar amounts in thousands):

	09/30/2015	12/31/2014	09/30/2014
Financial Position
Investments[1]	$13,106,413	$9,620,399	$9,075,621
Advances	25,482,433	18,302,950	20,574,600
Mortgage loans held for portfolio, net	6,336,328	6,230,172	6,164,822
Total assets	45,772,326	36,853,977	38,528,044
Deposits	729,395	595,775	677,069
Consolidated obligations, net[2]	42,835,688	34,440,614	35,973,060
Total liabilities	43,791,476	35,268,710	36,837,646
Total capital stock	1,344,414	974,041	1,090,263
Retained earnings	650,029	627,133	615,192
Total capital	1,980,850	1,585,267	1,690,398

Regulatory capital[3]	1,997,533	1,605,361	1,709,826

	Three Months Ended		Nine Months Ended
	09/30/2015	09/30/2014	09/30/2015	09/30/2014
Results of Operations
Interest income	$119,202	$107,035	$338,005	$318,863
Interest expense	57,482	50,463	162,521	151,498
Net interest income before loan loss (reversal) provision	61,720	56,572	175,484	167,365
(Reversal) provision for credit losses on mortgage loans	(398)	82	(2,192)	(1,732)
Net other-than-temporary impairment losses on held-to-maturity securities recognized in earnings	(212)	(20)	(651)	(443)
Net gain (loss) on trading securities	16,820	(11,419)	(9,395)	(22,431)
Net gain (loss) on derivatives and hedging activities	(49,721)	(2,218)	(51,367)	(26,551)
Other income	2,857	2,852	8,404	8,794
Other expenses	15,187	13,880	43,900	40,162
Income before assessments	16,675	31,805	80,767	88,304
AHP assessments	1,669	3,181	8,080	8,833
Net income	15,006	28,624	72,687	79,471

Net interest margin[4]	0.53%	0.63%	0.55%	0.66%
Weighted average dividend rate[5]	5.29%	5.15%	5.24%	3.89%

[1]	Investments include held-to-maturity securities, available-for-sale securities, trading securities, interest-bearing deposits, Federal funds sold and securities purchased under agreements to resell.

[2]	Consolidated obligations are bonds and discount notes that FHLBank is primarily liable to repay.

[3]
Regulatory capital is defined as the sum of FHLBank’s permanent capital, plus the amounts paid in by its stockholders for Class A stock; any general loss allowance, if consistent with GAAP and not established for specific assets; and other amounts from sources determined by the Federal Housing Finance Agency as available to absorb losses. Permanent capital is defined as the amount paid in for Class B stock plus the amount of FHLBank’s retained earnings, as determined in accordance with GAAP. Regulatory capital includes all capital stock subject to mandatory redemption that has been reclassified to a liability.

[4]	Net interest income as a percentage of average earning assets.

[5]	Weighted average dividend rates are dividends paid in cash and stock on both classes of stock divided by the average capital stock eligible for dividends.